Exhibit 99.1

Ameris Bancorp Announces Financial Results For Third Quarter 2020

ATLANTA, Oct. 22, 2020 /PRNewswire/ -- Ameris Bancorp (Nasdaq: ABCB) (the "Company") today reported net income of $116.1 million, or $1.67 per diluted share, for the quarter ended September 30, 2020, compared with $21.4 million, or $0.31 per diluted share, for the quarter ended September 30, 2019. The increase in net income is primarily attributable to increases in mortgage banking activity of $85.6 million and net interest income of $13.8 million and a decrease of merger and conversion charges of $65.2 million, partially offset by an increase of $11.7 million in provision for credit losses compared with the third quarter of 2019. The Company reported adjusted net income of $116.9 million, or $1.69 per diluted share, for the quarter ended September 30, 2020, compared with $68.5 million, or $0.98 per diluted share, for the same period in 2019. Adjusted net income excludes after-tax merger and conversion charges, servicing right valuation adjustments, restructuring charges related to branch consolidations and efficiency initiatives, certain legal expenses, (gain) loss on sale of bank premises and expenses related to natural disasters and the COVID-19 pandemic.

For the year-to-date period ending September 30, 2020, the Company reported net income of $167.7 million, or $2.42 per diluted share, compared with $100.2 million, or $1.83 per diluted share, for the same period in 2019. The Company reported adjusted net income of $198.5 million, or $2.86 per diluted share, for the nine months ended September 30, 2020, compared with $156.3 million, or $2.85 per diluted share, for the same period in 2019. Adjusted net income for the year-to-date period excludes the same items listed above for the Company's quarter-to-date period.

Commenting on the Company's results, Palmer Proctor, the Company's Chief Executive Officer, said, "I couldn't be more proud of our Company and the financial results we are reporting this quarter. Every division of our Company increased their financial performance in the third quarter, which resulted in record earnings and top of class results. Throughout this pandemic, Ameris teammates have remained focused on our customers and our communities. We continue to adapt to this new environment by offering innovative products and services which strengthens our relationships and our financial results. Our outlook remains optimistic for the remainder of 2020 and beyond."

Significant items from the Company's results for the third quarter of 2020 include the following:

  Net income of $116.1 million, or $1.67 per diluted share, compared with $32.2 million, or $0.47 per diluted share, in the second quarter of 2020
  Tangible book value growth of $1.56 per share, or 7.5%, to $22.46 compared with $20.90 at June 30, 2020
  Growth in adjusted total revenue of $30.0 million, or 10.2%, compared with the second quarter of 2020
  Increase in income from mortgage banking activity of $33.7 million compared with the second quarter of 2020
  Adjusted efficiency ratio of 47.34%, compared with 51.08% in the second quarter of 2020
  Net interest margin of 3.64%, compared with 3.83% in the second quarter of 2020
  Adjusted return on average assets of 2.35%, compared with 0.89% in the second quarter of 2020
  Improvement in deposit mix such that noninterest bearing deposits represent 36.79% of total deposits, up from 29.94% at December 31, 2019 and 29.85% a year ago
  Annualized net charge-offs of 0.10% of average total loans
  Completed issuance of $110 million of subordinated debt at 3.875% fixed for first five years

Following is a summary of the adjustments between reported net income and adjusted net income:

Adjusted Net Income Reconciliation
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(dollars in thousands, except per share data)	2020	2019	2020	2019
Net income available to common shareholders	$116,145	$21,384	$167,703	$100,193

Adjustment items:
Merger and conversion charges	(44)	65,158	1,391	70,690
Restructuring charges	50	—	1,513	245
Servicing right impairment (recovery)	412	(1,319)	30,566	141
Gain on BOLI proceeds	(103)	(4,335)	(948)	(4,335)
Expenses related to SEC and DOJ investigation	268	—	3,005	—
Natural disaster and pandemic charges (Note 1)	470	—	3,061	(39)
(Gain) loss on sale of premises	(97)	889	654	4,608
Tax effect of adjustment items (Note 2)	(222)	(13,238)	(8,438)	(15,167)
After-tax adjustment items	734	47,155	30,804	56,143
Adjusted net income	$116,879	$68,539	$198,507	$156,336

Reported net income per diluted share	$1.67	$0.31	$2.42	$1.83
Adjusted net income per diluted share	$1.69	$0.98	$2.86	$2.85

Reported return on average assets	2.33%	0.49%	1.18%	0.99%
Adjusted return on average assets	2.35%	1.57%	1.39%	1.55%

Reported return on average common equity	18.27%	3.49%	8.96%	7.39%
Adjusted return on average tangible common equity	30.53%	18.95%	17.84%	18.87%

Note 1:  Pandemic charges include "thank you" pay for certain employees, additional sanitizing expenses at our locations, protective equipment for our employees and branch locations, and additional equipment required to support our remote workforce.

Note 2: A portion of the merger and conversion charges for 3Q19 and both year-to-date periods are nondeductible for tax purposes.

Net Interest Income and Net Interest Margin

Net interest income on a tax-equivalent basis for the third quarter of 2020 totaled $163.9 million, compared with $165.2 million for the second quarter of 2020 and $149.9 million for the third quarter of 2019. The Company's net interest margin was 3.64% for the third quarter of 2020, down from 3.83% reported for the second quarter of 2020 and from 3.84% reported for the third quarter of 2019. The decrease in net interest margin in the current quarter is primarily attributable to a decrease in the yields on both loans and loans held for sale as market interest rates declined, partially offset by a decrease in the cost of interest-bearing liabilities. Accretion income for the third quarter of 2020 decreased to $6.5 million, compared with $9.6 million for the second quarter of 2020, and increased from $4.2 million for the third quarter of 2019. The decrease in accretion income in the third quarter is primarily attributable to increased payoffs of acquired loans during the second quarter of 2020.

Yields on loans decreased to 4.42% during the third quarter of 2020, compared with 4.70% for the second quarter of 2020 and 5.27% reported for the third quarter of 2019. Loan production in the banking division during the third quarter of 2020 totaled $869.0 million, with weighted average yields of 4.00%, compared with $472.1 million and 4.16%, respectively, in the second quarter of 2020 and $1.2 billion and 5.08%, respectively, in the third quarter of 2019. Loan production in the lines of business (including retail mortgage, warehouse lending, SBA and premium finance) amounted to an additional $7.7 billion during the third quarter of 2020, with weighted average yields of 3.33%, compared with $7.2 billion and 3.17%, respectively, during the second quarter of 2020 and $4.2 billion and 4.51%, respectively, during the third quarter of 2019. Loan production yields in the lines of business were materially impacted during the second quarter of 2020 by originations of Paycheck Protection Program ("PPP") loans in our SBA division. Excluding PPP loans, loan production in the lines of business amounted to $6.1 billion during the second quarter of 2020, with weighted average yields of 3.53%.

Interest expense during the third quarter of 2020 decreased to $17.4 million, compared with $21.2 million in the second quarter of 2020 and $39.6 million in the third quarter of 2019. The Company's total cost of funds moved 11 basis points lower to 0.41% in the third quarter of 2020 as compared with the second quarter of 2020. Deposit costs decreased nine basis points during the third quarter of 2020 to 0.30%, compared with 0.39% in the second quarter of 2020. Costs of interest-bearing deposits decreased during the quarter from 0.58% in the second quarter of 2020 to 0.47% in the third quarter of 2020.

Noninterest Income

Noninterest income increased $38.1 million, or 31.5%, in the third quarter of 2020 to $159.0 million, compared with $121.0 million for the second quarter of 2020, primarily as a result of increased mortgage banking activity.

Mortgage banking activity increased $33.7 million, or 32.1%, to $138.6 million in the third quarter of 2020, compared with $104.9 million for the second quarter of 2020. This increase was a result of both increased production and expansion in our gain on sale spread. Gain on sale spreads increased to 3.92% in the third quarter of 2020 from 3.53% for the second quarter of 2020. Total production in the retail mortgage division increased to $2.92 billion in the third quarter of 2020, compared with $2.67 billion for the second quarter of 2020. Mortgage banking activity was negatively impacted during the third quarter of 2020 by an $1.1 million servicing right impairment, compared with an impairment of $8.2 million for the second quarter of 2020. The retail mortgage open pipeline was $2.71 billion at the end of the third quarter of 2020, compared with $2.67 billion at June 30, 2020.

Service charge revenue increased $1.0 million, or 10.0%, to $10.9 million in the third quarter of 2020, compared with $9.9 million for the second quarter of 2020, resulting from an increase in volume. Other noninterest income increased $3.4 million, or 67.6%, in the third quarter of 2020 to $8.3 million, compared with $5.0 million for the second quarter of 2020, primarily as a result of an increase in the gain on sales of SBA loans of $2.8 million, as the SBA division shifted its focus from PPP loan production to its existing pipeline.

Noninterest Expense

Noninterest expense decreased $2.1 million, or 1.3%, to $153.7 million during the third quarter of 2020, compared with $155.8 million for the second quarter of 2020. During the third quarter of 2020, the Company recorded $647,000 of charges to earnings, related to restructuring charges associated with branch consolidations and efficiency initiatives, charges related to the previously announced SEC/DOJ investigation, merger and conversion charges, natural disaster and pandemic charges and (gain) loss on sale of premises, compared with $6.0 million in charges in the second quarter of 2020 that were related the same items. Excluding these charges, adjusted expenses increased approximately $3.3 million, or 2.2%, to $153.0 million in the third quarter of 2020, from $149.8 million in the second quarter of 2020. The majority of this increase is attributable to variable expenses related to increased mortgage production. The Company continues to focus on its operating efficiency ratio, such that the adjusted efficiency ratio improved from 51.08% in the second quarter of 2020 to 47.34% in the third quarter of 2020.

Income Tax Expense

The Company's effective tax rate for the third quarter of 2020 was 22.7%, compared with 21.1% in the second quarter of 2020. The increased rate for the third quarter of 2020 was primarily a result of increased state tax expense as a result of increased pre-tax income.

Balance Sheet Trends

Total assets at September 30, 2020 were $19.87 billion, compared with $18.24 billion at December 31, 2019. Total loans, including loans held for sale, were $16.36 billion at September 30, 2020, compared with $14.48 billion at December 31, 2019. Total loans held for investment were $14.94 billion at September 30, 2020, compared with $12.82 billion at December 31, 2019, an increase of $2.13 billion, or 16.6%, compared with December 31, 2019. Loan production in the banking division during the third quarter of 2020 was up 84% from the second quarter of 2020 and down 26% from the third quarter of 2019. Loan growth in the first nine months of 2020 was driven by PPP loan originations, which totaled $1.10 billion in outstanding balances at September 30, 2020, and increases in warehouse lending and portfolio mortgage loans.

At September 30, 2020, total deposits amounted to $16.06 billion, or 94.1% of total funding, compared with $14.03 billion and 90.1%, respectively, at December 31, 2019. At September 30, 2020, noninterest-bearing deposit accounts were $5.91 billion, or 36.8% of total deposits, compared with $4.20 billion, or 29.9% of total deposits, at December 31, 2019. Noninterest-bearing deposit growth was meaningfully impacted by PPP loan originations. Non-rate sensitive deposits (including noninterest-bearing, NOW and savings) totaled $9.56 billion at September 30, 2020, compared with $7.21 billion at December 31, 2019. These funds represented 59.5% of the Company's total deposits at September 30, 2020, compared with 51.4% at the end of 2019.

Shareholders' equity at September 30, 2020 totaled $2.56 billion, an increase of $95.1 million, or 3.9%, from December 31, 2019. The increase in shareholders' equity was primarily the result of earnings of $167.7 million during 2020, partially offset by the CECL adoption impact of $56.7 million and dividends declared. Tangible book value per share was $22.46 at September 30, 2020, compared with $20.81 at December 31, 2019. Tangible common equity as a percentage of tangible assets was 8.27% at September 30, 2020, compared with 8.40% at the end of the 2019.

Credit Quality

Credit quality remains strong in the Company. During the third quarter of 2020, the Company recorded provision for credit losses of $17.7 million, compared with $88.2 million in the second quarter of 2020. This decrease in provision was primarily attributable to improvements in forecast economic conditions, particularly levels of unemployment and GDP, compared with forecast conditions during the second quarter of 2020. The improved economic forecast was partially offset by increased qualitative factors in our residential real estate, commercial real estate and hotel portfolios based principally on risk rating migrations, level of deferrals in the portfolio and expected collateral values. The Company has been prudently working with borrowers to support their credit needs during the challenging economic conditions and monitoring the level of modifications on an ongoing basis, such that loans remaining on deferral at the end of the third quarter of 2020 was approximately 4.3% of total loans, down from approximately 19.0% of total loans at the end of the second quarter of 2020. Nonperforming assets as a percentage of total assets increased by 23 basis points to 0.82% during the quarter. The increase in nonperforming assets is primarily attributable to increased nonaccrual loans in the residential real estate and commercial real estate loan categories. The net charge-off ratio was 10 basis points for the third quarter of 2020, compared with 27 basis points in the second quarter of 2020 and seven basis points in the third quarter of 2019.

Share Repurchase Program

The Company's board of directors has also approved the extension of the share repurchase program authorized in September 2019, under which the Company was authorized to repurchase up to $100 million of its outstanding common stock. As extended, the program now allows for repurchases of shares to occur through October 31, 2021. Currently, $85,723,412 in aggregate value remains for repurchase under the program.

Conference Call

The Company will host a teleconference at 9:00 a.m. Eastern time Friday, October 23, 2020, to discuss the Company's results and answer appropriate questions. The conference call can be accessed by dialing 1-877-504-1190 (or 1-855-669-9657 for participants in Canada and 1-412-902-6630 for other international participants). The conference ID name is Ameris Bancorp ABCB. A replay of the call will be available one hour after the end of the conference call until November 6, 2020. To listen to the replay, dial 1-877-344-7529 (or 1-855-669-9658 for participants in Canada and 1-412-317-0088 for other international participants). The conference replay access code is 10148491. The conference call replay and the financial information discussed will also be available on the Investor Relations page of the Ameris Bank website at ir.amerisbank.com.

About Ameris Bancorp

Ameris Bancorp is a bank holding company headquartered in Atlanta, Georgia. The Company's banking subsidiary, Ameris Bank, had 170 locations in Georgia, Florida, South Carolina and Alabama at the end of the most recent quarter.

This news release contains certain performance measures determined by methods other than in accordance with accounting principles generally accepted in the United States of America ("GAAP"). The Company's management uses these non-GAAP measures in its analysis of the Company's performance. These measures are useful when evaluating the underlying performance and efficiency of the Company's operations and balance sheet. The Company's management believes that these non-GAAP measures provide a greater understanding of ongoing operations, enhance comparability of results with prior periods and demonstrate the effects of significant gains and charges in the current period. The Company's management believes that investors may use these non-GAAP financial measures to evaluate the Company's financial performance without the impact of unusual items that may obscure trends in the Company's underlying performance. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

This news release contains forward-looking statements, as defined by federal securities laws, including, among other forward-looking statements, certain plans, expectations and goals. Words such as "may," "believe," "expect," "anticipate," "intend," "will," "should," "plan," "estimate," "predict," "continue" and "potential" or the negative of these terms or other comparable terminology, as well as similar expressions, are meant to identify forward-looking statements. The forward-looking statements in this news release are based on current expectations and are provided to assist in the understanding of potential future performance. Such forward-looking statements involve numerous assumptions, risks and uncertainties that may cause actual results to differ materially from those expressed or implied in any such statements, including, without limitation, the following: general competitive, economic, political and market conditions and fluctuations; movements in interest rates and our expectations regarding net interest margin; expectations on credit quality and performance; legislative and regulatory changes; the impact of the COVID-19 pandemic on the general economy, our customers and the allowance for loan losses; the benefits that may be realized by our customers from government assistance programs and regulatory actions related to the COVID-19 pandemic; competitive pressures on product pricing and services; the cost savings and any revenue synergies expected to result from acquisition transactions, which may not be fully realized within the expected timeframes if at all; the success and timing of other business strategies; our outlook and long-term goals for future growth; and natural disasters, geopolitical events, public health crises and other catastrophic events beyond our control. For a discussion of some of the other risks and other factors that may cause such forward-looking statements to differ materially from actual results, please refer to the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2019, as amended, and its subsequently filed periodic reports and other filings. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward-looking statements.

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Financial Highlights	Table 1
	Three Months Ended					Nine Months Ended
	Sep	Jun	Mar	Dec	Sep	Sep	Sep
(dollars in thousands except per share data)	2020	2020	2020	2019	2019	2020	2019
EARNINGS
Net income	$116,145	$32,236	$19,322	$61,248	$21,384	$167,703	$100,193
Adjusted net income	$116,879	$42,423	$39,205	$66,608	$68,539	$198,507	$156,336

COMMON SHARE DATA
Earnings per share available to common shareholders
Basic	$1.68	$0.47	$0.28	$0.88	$0.31	$2.42	$1.83
Diluted	$1.67	$0.47	$0.28	$0.88	$0.31	$2.42	$1.83
Adjusted diluted EPS	$1.69	$0.61	$0.56	$0.96	$0.98	$2.86	$2.85
Cash dividends per share	$0.15	$0.15	$0.15	$0.15	$0.15	$0.45	$0.35
Book value per share (period end)	$36.91	$35.42	$35.10	$35.53	$34.78	$36.91	$34.78
Tangible book value per share (period end)	$22.46	$20.90	$20.44	$20.81	$20.29	$22.46	$20.29
Weighted average number of shares
Basic	69,230,667	69,191,778	69,247,661	69,429,193	69,372,125	69,243,280	54,762,216
Diluted	69,346,141	69,292,972	69,502,022	69,683,999	69,600,499	69,403,104	54,883,122
Period end number of shares	69,490,546	69,462,782	69,441,274	69,503,833	69,593,833	69,490,546	69,593,833
Market data
High intraday price	$27.81	$29.82	$43.79	$44.90	$40.65	$43.79	$42.01
Low intraday price	$19.91	$17.12	$17.89	$38.34	$33.71	$17.12	$31.27
Period end closing price	$22.78	$23.59	$23.76	$42.54	$40.24	$22.78	$40.24
Average daily volume	359,059	470,151	461,692	353,783	461,289	429,758	401,050

PERFORMANCE RATIOS
Return on average assets	2.33%	0.67%	0.43%	1.35%	0.49%	1.18%	0.99%
Adjusted return on average assets	2.35%	0.89%	0.87%	1.47%	1.57%	1.39%	1.55%
Return on average common equity	18.27%	5.23%	3.16%	9.97%	3.49%	8.96%	7.39%
Adjusted return on average tangible common equity	30.53%	11.66%	10.98%	18.45%	18.95%	17.84%	18.87%
Earning asset yield (TE)	4.02%	4.32%	4.56%	4.82%	4.86%	4.29%	4.91%
Total cost of funds	0.41%	0.52%	0.91%	1.00%	1.07%	0.60%	1.07%
Net interest margin (TE)	3.64%	3.83%	3.70%	3.86%	3.84%	3.72%	3.89%
Noninterest income excluding securities transactions, as a percent of total revenue (TE)	46.72%	39.35%	22.83%	22.02%	28.89%	37.74%	24.27%
Efficiency ratio	47.80%	54.70%	68.23%	58.24%	85.35%	55.34%	70.89%
Adjusted efficiency ratio (TE)	47.34%	51.08%	59.87%	55.61%	57.25%	52.00%	55.70%

CAPITAL ADEQUACY (period end)
Shareholders' equity to assets	12.90%	12.38%	13.37%	13.54%	13.63%	12.90%	13.63%
Tangible common equity to tangible assets	8.27%	7.70%	8.25%	8.40%	8.43%	8.27%	8.43%

EQUITY TO ASSETS RECONCILIATION
Tangible common equity to tangible assets	8.27%	7.70%	8.25%	8.40%	8.43%	8.27%	8.43%
Effect of goodwill and other intangibles	4.63%	4.68%	5.12%	5.14%	5.20%	4.63%	5.20%
Equity to assets (GAAP)	12.90%	12.38%	13.37%	13.54%	13.63%	12.90%	13.63%

OTHER DATA (period end)
Full time equivalent employees
Banking Division	1,807	1,832	1,865	1,913	2,001	1,807	2,001
Retail Mortgage Division	734	692	689	690	785	734	785
Warehouse Lending Division	11	9	9	9	9	11	9
SBA Division	33	42	44	42	45	33	45
Premium Finance Division	71	70	72	68	66	71	66
Total Ameris Bancorp FTE headcount	2,656	2,645	2,679	2,722	2,906	2,656	2,906

Assets per Banking Division FTE	$10,998	$10,848	$9,772	$9,536	$8,878	$10,998	$8,878
Branch locations	170	170	170	170	172	170	172
Deposits per branch location	$94,493	$91,705	$81,439	$82,512	$79,416	$94,493	$79,416

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Income Statement	Table 2
	Three Months Ended					Nine Months Ended
	Sep	Jun	Mar	Dec	Sep	Sep	Sep
(dollars in thousands except per share data)	2020	2020	2020	2019	2019	2020	2019
Interest income
Interest and fees on loans	$172,351	$175,345	$171,242	$182,391	$175,046	$518,938	$404,457
Interest on taxable securities	7,259	9,347	10,082	10,358	11,354	26,688	29,780
Interest on nontaxable securities	159	157	157	167	168	473	426
Interest on deposits in other banks	153	123	1,211	1,091	1,622	1,487	7,048
Interest on federal funds sold	12	46	76	69	171	134	607
Total interest income	179,934	185,018	182,768	194,076	188,361	547,720	442,318

Interest expense
Interest on deposits	11,822	14,273	24,102	27,970	29,425	50,197	74,563
Interest on other borrowings	5,574	6,931	10,721	10,755	10,167	23,226	17,940
Total interest expense	17,396	21,204	34,823	38,725	39,592	73,423	92,503

Net interest income	162,538	163,814	147,945	155,351	148,769	474,297	349,815

Provision for loan losses	26,692	68,449	37,047	5,693	5,989	132,188	14,065
Provision for unfunded commitments	(10,131)	19,712	4,000	—	—	13,581	—
Provision for other credit losses	1,121	—	—	—	—	1,121	—
Provision for credit losses	17,682	88,161	41,047	5,693	5,989	146,890	14,065
Net interest income after provision for credit losses	144,856	75,653	106,898	149,658	142,780	327,407	335,750

Noninterest income
Service charges on deposits accounts	10,914	9,922	11,844	13,567	13,411	32,680	37,225
Mortgage banking activity	138,627	104,925	35,333	33,168	53,041	278,885	86,241
Other service charges, commissions and fees	1,151	1,130	1,128	1,085	1,236	3,409	2,828
Gain (loss) on securities	—	14	(9)	(1)	4	5	139
Other noninterest income	8,326	4,969	6,083	7,294	9,301	19,378	16,567
Total noninterest income	159,018	120,960	54,379	55,113	76,993	334,357	143,000

Noninterest expense
Salaries and employee benefits	96,698	95,168	75,946	69,642	77,633	267,812	154,296
Occupancy and equipment expenses	13,805	13,807	12,028	11,919	12,639	39,640	28,677
Data processing and telecommunications expenses	12,226	10,514	11,954	11,362	10,372	34,694	27,151
Credit resolution related expenses(1)	802	950	2,198	1,098	1,094	3,950	2,984
Advertising and marketing expenses	966	1,455	2,358	2,250	1,949	4,779	5,677
Amortization of intangible assets	4,190	5,601	5,631	5,741	5,719	15,422	11,972
Merger and conversion charges	(44)	895	540	2,415	65,158	1,391	70,690
Other noninterest expenses	25,049	27,378	27,398	18,137	18,133	79,825	47,926
Total noninterest expense	153,692	155,768	138,053	122,564	192,697	447,513	349,373

Income before income tax expense	150,182	40,845	23,224	82,207	27,076	214,251	129,377
Income tax expense	34,037	8,609	3,902	20,959	5,692	46,548	29,184
Net income	$116,145	$32,236	$19,322	$61,248	$21,384	$167,703	$100,193

Diluted earnings per common share	$1.67	$0.47	$0.28	$0.88	$0.31	$2.42	$1.83

(1) Includes expenses associated with problem loans and OREO, as well as OREO losses and writedowns.

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Period End Balance Sheet	Table 3
	Three Months Ended
	Sep	Jun	Mar	Dec	Sep
(dollars in thousands)	2020	2020	2020	2019	2019
Assets
Cash and due from banks	$257,026	$292,899	$255,312	$246,234	$193,976
Federal funds sold and interest-bearing deposits in banks	494,765	428,560	396,844	375,615	285,713
Time deposits in other banks	249	249	249	249	499
Investment securities available for sale, at fair value	1,117,436	1,238,896	1,353,040	1,403,403	1,491,207
Other investments	47,329	76,453	81,754	66,919	66,921
Loans held for sale, at fair value	1,414,889	1,736,397	1,398,229	1,656,711	1,187,551

Loans, net of unearned income	14,943,593	14,503,157	13,094,106	12,818,476	12,826,284
Allowance for loan losses	(231,924)	(208,793)	(149,524)	(38,189)	(35,530)
Loans, net	14,711,669	14,294,364	12,944,582	12,780,287	12,790,754

Other real estate owned	17,969	23,563	21,027	19,500	20,710

Premises and equipment, net	231,278	230,118	231,347	233,102	239,428
Goodwill	928,005	928,005	931,947	931,637	911,488
Other intangible assets, net	76,164	80,354	85,955	91,586	97,328
Cash value of bank owned life insurance	175,605	175,011	176,239	175,270	174,442
Deferred income taxes, net	53,039	56,306	24,196	2,180	22,111
Other assets	348,428	311,454	323,827	259,886	282,149
Total assets	$19,873,851	$19,872,629	$18,224,548	$18,242,579	$17,764,277

Liabilities
Deposits
Noninterest-bearing	$5,909,316	$5,595,868	$4,226,253	$4,199,448	$4,077,856
Interest-bearing	10,154,490	9,993,950	9,618,365	9,827,625	9,581,738
Total deposits	16,063,806	15,589,818	13,844,618	14,027,073	13,659,594
Federal funds purchased and securities sold under agreements to repurchase	9,103	12,879	15,160	20,635	17,744
Other borrowings	875,255	1,418,336	1,543,371	1,398,709	1,351,172
Subordinated deferrable interest debentures	123,860	123,375	122,890	127,560	127,075
FDIC loss-share payable, net	19,476	18,903	18,111	19,642	19,490
Other liabilities	217,668	249,188	243,248	179,378	168,479
Total liabilities	17,309,168	17,412,499	15,787,398	15,772,997	15,343,554

Shareholders' Equity
Preferred stock	—	—	—	—	—
Common stock	71,703	71,674	71,652	71,500	71,447
Capital stock	1,911,031	1,909,839	1,908,721	1,907,108	1,904,789
Retained earnings	587,657	481,948	460,153	507,950	457,127
Accumulated other comprehensive income, net of tax	37,252	39,613	39,551	17,995	15,482
Treasury stock	(42,960)	(42,944)	(42,927)	(34,971)	(28,122)
Total shareholders' equity	2,564,683	2,460,130	2,437,150	2,469,582	2,420,723
Total liabilities and shareholders' equity	$19,873,851	$19,872,629	$18,224,548	$18,242,579	$17,764,277

Other Data
Earning assets	$18,018,261	$17,983,712	$16,324,222	$16,321,373	$15,858,175
Intangible assets	1,004,169	1,008,359	1,017,902	1,023,223	1,008,816
Interest-bearing liabilities	11,162,708	11,548,540	11,299,786	11,374,529	11,077,729
Average assets	19,810,084	19,222,181	18,056,445	17,998,494	17,340,387
Average common shareholders' equity	2,529,471	2,478,373	2,456,617	2,437,272	2,432,182

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Asset Quality Information	Table 4
	Three Months Ended						Nine Months Ended
	Sep	Jun	Mar	Dec		Sep	Sep	Sep
(dollars in thousands)	2020	2020	2020	2019		2019	2020	2019
Allowance for Credit Losses
Balance at beginning of period	$246,295	$167,315	$39,266	$36,607		$31,793	$39,266	$28,819

CECL adoption impact on allowance for loan losses	—	—	78,661	—		—	78,661	—
CECL adoption impact on allowance for unfunded commitments	—	—	12,714	—		—	12,714	—
Total CECL adoption impact	—	—	91,375	—		—	91,375	—

Acquired allowance for unfunded commitments	—	—	—	—		1,077	—	1,077

Provision for loan losses	26,692	68,449	37,047	5,693		5,989	132,188	14,065
Provision for unfunded commitments	(10,131)	19,712	4,000	—		—	13,581	—
Provision for other credit losses	1,121	—	—	—		—	1,121	—
Provision for credit losses	17,682	88,161	41,047	5,693		5,989	146,890	14,065

Charge-offs	7,370	11,282	6,718	5,664		5,249	25,370	14,197
Recoveries	3,810	2,101	2,345	2,630		2,997	8,256	6,843
Net charge-offs	3,560	9,181	4,373	3,034		2,252	17,114	7,354

Ending balance	$260,417	$246,295	$167,315	$39,266		$36,607	$260,417	$36,607

Allowance for loan losses	$231,924	$208,793	$149,524	$38,189		$35,530	$231,924	$35,530
Allowance for unfunded commitments	27,372	37,502	17,791	1,077		1,077	27,372	1,077
Allowance for other credit losses	1,121	—	—	—		—	1,121	—
Total allowance for credit losses	$260,417	$246,295	$167,315	$39,266		$36,607	$260,417	$36,607

Net Charge-off Information
Charge-offs
Commercial, financial and agricultural	$1,715	$486	$2,486	$1,813		$490	$4,687	$1,647
Consumer installment	677	962	1,142	1,586		1,245	2,781	4,313
Indirect automobile	697	1,016	1,231	939		965	2,944	965
Premium Finance	1,158	1,904	831	899		1,267	3,893	3,452
Real estate - construction and development	9	74	—	146		—	83	268
Real estate - commercial and farmland	2,977	6,315	928	181		1,318	10,220	3,161
Real estate - residential	137	525	100	100		37	762	391
Total charge-offs	7,370	11,282	6,718	5,664		5,322	25,370	14,197

Recoveries
Commercial, financial and agricultural	470	303	362	934		300	1,135	904
Consumer installment	516	436	321	461	1	590	1,273	1,094
Indirect automobile	317	359	344	241		271	1,020	271
Premium Finance	1,224	676	684	358		736	2,584	2,396
Real estate - construction and development	182	168	342	430		930	692	1,315
Real estate - commercial and farmland	904	21	85	140		74	1,010	192
Real estate - residential	197	138	207	68		169	542	671
Total recoveries	3,810	2,101	2,345	2,632		3,070	8,256	6,843

Net charge-offs	$3,560	$9,181	$4,373	$3,032		$2,252	$17,114	$7,354

Non-Performing Assets
Nonaccrual loans	$138,163	$77,745	$77,866	$75,124		$100,501	$138,163	$100,501
Other real estate owned	17,969	23,563	21,027	19,500		20,710	17,969	20,710
Repossessed assets	258	1,348	783	939		1,258	258	1,258
Accruing loans delinquent 90 days or more	7,003	15,127	11,969	5,754		6,325	7,003	6,325
Total non-performing assets	$163,393	$117,783	$111,645	$101,317		$128,794	$163,393	$128,794

Asset Quality Ratios
Non-performing assets as a percent of total assets	0.82%	0.59%	0.61%	0.56%		0.73%	0.82%	0.73%
Net charge-offs as a percent of average loans (annualized)	0.10%	0.27%	0.14%	0.09%		0.07%	0.17%	0.10%

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Loan Information	Table 5
	Sep	Jun	Mar	Dec	Sep
(dollars in thousands)	2020	2020	2020	2019	2019
Loans by Type
Commercial, financial and agricultural	$1,879,788	$1,839,921	$827,392	$802,171	$931,755
Consumer installment	450,810	575,782	520,592	498,577	500,067
Indirect automobile	682,396	739,543	937,736	1,061,824	1,111,815
Mortgage warehouse	995,942	748,853	547,328	526,369	562,598
Municipal	725,669	731,508	749,633	564,304	578,267
Premium Finance	710,890	690,584	661,845	654,669	656,570
Real estate - construction and development	1,628,255	1,641,744	1,628,367	1,549,062	1,468,696
Real estate - commercial and farmland	5,116,252	4,804,420	4,516,451	4,353,039	4,198,759
Real estate - residential	2,753,591	2,730,802	2,704,762	2,808,461	2,817,757
Total loans	$14,943,593	$14,503,157	$13,094,106	$12,818,476	$12,826,284

Troubled Debt Restructurings
Accruing troubled debt restructurings
Commercial, financial and agricultural	$459	$591	$575	$516	$521
Consumer installment	36	42	4	8	9
Indirect automobile	2,689	—	—	—	—
Mortgage warehouse	—	—	—	—	—
Municipal	—	—	—	—	—
Premium Finance	—	—	159	156	159
Real estate - construction and development	510	919	925	936	948
Real estate - commercial and farmland	56,417	5,252	5,587	6,732	8,616
Real estate - residential	28,777	30,253	22,775	21,261	21,472
Total accruing troubled debt restructurings	$88,888	$37,057	$30,025	$29,609	$31,725
Nonaccrual troubled debt restructurings
Commercial, financial and agricultural	$1,002	$1,034	$334	$335	$144
Consumer installment	64	67	105	107	120
Indirect automobile	482	—	—	—	—
Mortgage warehouse	—	—	—	—	—
Municipal	—	—	—	—	—
Premium Finance	—	—	—	—	—
Real estate - construction and development	709	307	289	253	258
Real estate - commercial and farmland	19,942	1,878	2,415	2,071	1,958
Real estate - residential	4,477	2,231	3,078	2,857	2,103
Total nonaccrual troubled debt restructurings	$26,676	$5,517	$6,221	$5,623	$4,583
Total troubled debt restructurings	$115,564	$42,574	$36,246	$35,232	$36,308

Loans by Risk Grade
Grade 1 - Prime credit	$1,845,900	$1,789,709	$774,956	$587,877	$613,281
Grade 2 - Strong credit	838,267	801,273	785,770	840,372	856,618
Grade 3 - Good credit	6,189,269	5,784,754	5,772,834	6,034,398	6,086,576
Grade 4 - Satisfactory credit	4,989,617	5,643,133	4,353,733	4,884,541	4,746,020
Grade 5 - Fair credit	643,502	212,667	1,131,128	233,020	252,424
Grade 6 - Other assets especially mentioned	151,501	108,704	106,885	86,412	114,235
Grade 7 - Substandard	285,537	162,917	168,561	151,846	157,114
Grade 8 - Doubtful	—	—	239	8	14
Grade 9 - Loss	—	—	—	2	2
Total loans	$14,943,593	$14,503,157	$13,094,106	$12,818,476	$12,826,284

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Average Balances	Table 6
	Three Months Ended					Nine Months Ended
	Sep	Jun	Mar	Dec	Sep	Sep	Sep
(dollars in thousands)	2020	2020	2020	2019	2019	2020	2019
Earning Assets
Federal funds sold	$20,004	$24,265	$27,380	$23,104	$28,459	$23,868	$33,800
Interest-bearing deposits in banks	467,188	398,284	419,260	304,427	324,127	428,386	377,290
Time deposits in other banks	249	249	249	401	548	249	4,818
Investment securities - taxable	1,160,585	1,281,980	1,359,651	1,426,062	1,514,534	1,267,015	1,312,776
Investment securities - nontaxable	21,619	21,576	22,839	23,580	23,759	22,010	21,060
Other investments	64,656	79,143	73,972	64,852	53,712	72,561	28,168
Loans held for sale	1,507,481	1,614,080	1,587,131	1,537,648	856,572	1,569,337	373,699
Loans	14,688,317	13,915,406	12,712,997	12,697,912	12,677,063	13,772,102	9,982,560
Total Earning Assets	$17,930,099	$17,334,983	$16,203,479	$16,077,986	$15,478,774	$17,155,528	$12,134,171

Deposits
Noninterest-bearing deposits	$5,782,163	$5,061,578	$4,080,920	$4,124,872	$4,040,592	$4,977,833	$3,108,638
NOW accounts	2,718,315	2,441,305	2,287,947	2,204,666	2,049,175	2,483,383	1,705,108
MMDA	4,273,899	4,221,906	4,004,644	3,953,717	3,815,185	4,167,207	3,053,272
Savings accounts	749,314	692,382	643,422	649,118	661,555	695,238	489,678
Retail CDs	2,274,150	2,471,134	2,624,209	2,721,829	2,804,243	2,455,833	2,222,942
Brokered CDs	1,933	2,043	61,190	249,644	150,176	21,650	380,937
Total Deposits	15,799,774	14,890,348	13,702,332	13,903,846	13,520,926	14,801,144	10,960,575
Non-Deposit Funding
Federal funds purchased and securities sold under agreements to repurchase	10,483	12,452	15,637	17,088	19,914	12,849	13,017
FHLB advances	799,034	1,212,537	1,267,303	1,080,516	810,384	1,091,885	282,622
Other borrowings	272,443	269,300	269,454	234,001	220,918	270,407	170,891
Subordinated deferrable interest debentures	123,604	123,120	127,731	127,292	133,519	124,814	104,345
Total Non-Deposit Funding	1,205,564	1,617,409	1,680,125	1,458,897	1,184,735	1,499,955	570,875
Total Funding	$17,005,338	$16,507,757	$15,382,457	$15,362,743	$14,705,661	$16,301,099	$11,531,450

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Interest Income and Interest Expense (TE)	Table 7
	Three Months Ended					Nine Months Ended
	Sep	Jun	Mar	Dec	Sep	Sep	Sep
(dollars in thousands)	2020	2020	2020	2019	2019	2020	2019
Interest Income
Federal funds sold	$13	$45	$76	$69	$171	$134	$607
Interest-bearing deposits in banks	152	122	1,210	1,089	1,620	1,484	6,979
Time deposits in other banks	1	1	1	2	2	3	69
Investment securities - taxable	7,260	9,346	10,082	10,358	11,354	26,688	29,780
Investment securities - nontaxable (TE)	202	198	199	212	213	599	539
Loans held for sale	10,365	14,053	13,637	14,330	7,889	38,055	10,673
Loans (TE)	163,352	162,617	158,636	169,119	168,239	484,605	396,918
Total Earning Assets	$181,345	$186,382	$183,841	$195,179	$189,488	$551,568	$445,565

Accretion income (included above)	$6,525	$9,576	$6,562	$9,727	$4,222	$22,663	$10,208

Interest Expense
Interest-Bearing Deposits
NOW accounts	$1,394	$1,265	$2,774	$2,728	$2,843	$5,433	$7,212
MMDA	2,823	3,764	9,748	11,311	12,593	16,335	31,128
Savings accounts	112	94	210	233	274	416	436
Retail CDs	7,484	9,136	11,064	12,220	12,905	27,684	28,820
Brokered CDs	9	14	306	1,478	810	329	6,967
Total Interest-Bearing Deposits	11,822	14,273	24,102	27,970	29,425	50,197	74,563
Non-Deposit Funding
Federal funds purchased and securities sold under agreements to repurchase	9	25	40	41	32	74	45
FHLB advances	661	1,686	5,109	5,241	4,618	7,456	4,803
Other borrowings	3,558	3,487	3,511	3,358	3,332	10,556	7,769
Subordinated deferrable interest debentures	1,346	1,733	2,061	2,115	2,185	5,140	5,323
Total Non-Deposit Funding	5,574	6,931	10,721	10,755	10,167	23,226	17,940
Total Interest-Bearing Funding	$17,396	$21,204	$34,823	$38,725	$39,592	$73,423	$92,503

Net Interest Income (TE)	$163,949	$165,178	$149,018	$156,454	$149,896	$478,145	$353,062

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Yields(1)	Table 8
	Three Months Ended					Nine Months Ended
	Sep	Jun	Mar	Dec	Sep	Sep	Sep
	2020	2020	2020	2019	2019	2020	2019
Earning Assets
Federal funds sold	0.26%	0.75%	1.12%	1.18%	2.38%	0.75%	2.40%
Interest-bearing deposits in banks	0.13%	0.12%	1.16%	1.42%	1.98%	0.46%	2.47%
Time deposits in other banks	1.60%	1.62%	1.62%	1.98%	1.45%	1.61%	1.91%
Investment securities - taxable	2.49%	2.93%	2.98%	2.88%	2.97%	2.81%	3.03%
Investment securities - nontaxable (TE)	3.72%	3.69%	3.50%	3.57%	3.56%	3.64%	3.42%
Loans held for sale	2.74%	3.50%	3.46%	3.70%	3.65%	3.24%	3.82%
Loans (TE)	4.42%	4.70%	5.02%	5.28%	5.27%	4.70%	5.32%
Total Earning Assets	4.02%	4.32%	4.56%	4.82%	4.86%	4.29%	4.91%

Interest-Bearing Deposits
NOW accounts	0.20%	0.21%	0.49%	0.49%	0.55%	0.29%	0.57%
MMDA	0.26%	0.36%	0.98%	1.14%	1.31%	0.52%	1.36%
Savings accounts	0.06%	0.05%	0.13%	0.14%	0.16%	0.08%	0.12%
Retail CDs	1.31%	1.49%	1.70%	1.78%	1.83%	1.51%	1.73%
Brokered CDs	1.85%	2.76%	2.01%	2.35%	2.14%	2.03%	2.45%
Total Interest-Bearing Deposits	0.47%	0.58%	1.01%	1.13%	1.23%	0.68%	1.27%
Non-Deposit Funding
Federal funds purchased and securities sold under agreements to repurchase	0.34%	0.81%	1.03%	0.95%	0.64%	0.77%	0.46%
FHLB advances	0.33%	0.56%	1.62%	1.92%	2.26%	0.91%	2.27%
Other borrowings	5.20%	5.21%	5.24%	5.69%	5.98%	5.21%	6.08%
Subordinated deferrable interest debentures	4.33%	5.66%	6.49%	6.59%	6.49%	5.50%	6.82%
Total Non-Deposit Funding	1.84%	1.72%	2.57%	2.92%	3.40%	2.07%	4.20%
Total Interest-Bearing Liabilities	0.62%	0.75%	1.24%	1.37%	1.47%	0.87%	1.47%

Net Interest Spread	3.40%	3.57%	3.32%	3.45%	3.39%	3.42%	3.44%

Net Interest Margin(2)	3.64%	3.83%	3.70%	3.86%	3.84%	3.72%	3.89%

Total Cost of Funds(3)	0.41%	0.52%	0.91%	1.00%	1.07%	0.60%	1.07%
(1) Interest and average rates are calculated on a tax-equivalent basis using an effective tax rate of 21%.
(2) Rate calculated based on average earning assets.
(3) Rate calculated based on total average funding including noninterest-bearing deposits.

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Non-GAAP Reconciliations

Adjusted Net Income	Table 9A
	Three Months Ended					Nine Months Ended
	Sep	Jun	Mar	Dec	Sep	Sep	Sep
(dollars in thousands except per share data)	2020	2020	2020	2019	2019	2020	2019
Net income available to common shareholders	$116,145	$32,236	$19,322	$61,248	$21,384	$167,703	$100,193

Adjustment items:
Merger and conversion charges	(44)	895	540	2,415	65,158	1,391	70,690
Restructuring charges	50	1,463	—	—	—	1,513	245
Servicing right impairment (recovery)	412	7,989	22,165	366	(1,319)	30,566	141
Gain on BOLI proceeds	(103)	(845)	—	752	(4,335)	(948)	(4,335)
Expenses related to SEC/DOJ Investigation	268	1,294	1,443	463	—	3,005	—
Natural disaster and pandemic charges (Note 1)	470	2,043	548	—	—	3,061	(39)
Loss on sale of premises	(97)	281	470	1,413	889	654	4,608
Tax effect of adjustment items (Note 2)	(222)	(2,933)	(5,283)	(898)	(13,238)	(8,438)	(15,167)
After tax adjustment items	734	10,187	19,883	4,511	47,155	30,804	56,143

Tax expense attributable to acquisition related compensation and acquired BOLI	—	—	—	849	—	—	—

Adjusted net income	$116,879	$42,423	$39,205	$66,608	$68,539	$198,507	$156,336

Weighted average number of shares - diluted	69,346,141	69,292,972	69,502,022	69,683,999	69,600,499	69,403,104	54,883,122
Net income per diluted share	$1.67	$0.47	$0.28	$0.88	$0.31	$2.42	$1.83
Adjusted net income per diluted share	$1.69	$0.61	$0.56	$0.96	$0.98	$2.86	$2.85

Average assets	$19,810,084	$19,222,181	$18,056,445	$17,998,494	$17,340,387	$19,045,028	$13,483,044
Return on average assets	2.33%	0.67%	0.43%	1.35%	0.49%	1.18%	0.99%
Adjusted return on average assets	2.35%	0.89%	0.87%	1.47%	1.57%	1.39%	1.55%

Average common equity	$2,529,471	$2,478,373	$2,456,617	$2,437,272	$2,432,182	$2,500,689	$1,813,575
Average tangible common equity	$1,523,066	$1,462,871	$1,436,108	$1,432,081	$1,434,829	$1,486,579	$1,107,743
Return on average common equity	18.27%	5.23%	3.16%	9.97%	3.49%	8.96%	7.39%
Adjusted return on average tangible common equity	30.53%	11.66%	10.98%	18.45%	18.95%	17.84%	18.87%

Note 1:  Pandemic charges include "thank you" pay for certain employees, additional sanitizing expenses at our locations, protective equipment for our employees and branch locations, and additional equipment required to support our remote workforce.

Note 2: A portion of the merger and conversion charges for 3Q19 and both year-to-date periods are nondeductible for tax purposes.

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Non-GAAP Reconciliations (continued)

Adjusted Efficiency Ratio (TE)	Table 9B
	Three Months Ended					Nine Months Ended
	Sep	Jun	Mar	Dec	Sep	Sep	Sep
(dollars in thousands)	2020	2020	2020	2019	2019	2020	2019
Adjusted Noninterest Expense
Total noninterest expense	$153,692	$155,768	$138,053	$122,564	$192,697	$447,513	$349,373
Adjustment items:
Merger and conversion charges	44	(895)	(540)	(2,415)	(65,158)	(1,391)	(70,690)
Restructuring charges	(50)	(1,463)	—	—	—	(1,513)	(245)
Expenses related to SEC/DOJ Investigation	(268)	(1,294)	(1,443)	(463)	—	(3,005)	—
Natural disaster and pandemic charges	(470)	(2,043)	(548)	—	—	(3,061)	39
(Gain) loss on sale of premises	97	(281)	(470)	(1,413)	(889)	(654)	(4,608)
Adjusted noninterest expense	$153,045	$149,792	$135,052	$118,273	$126,650	$437,889	$273,869

Total Revenue
Net interest income	$162,538	$163,814	$147,945	$155,351	$148,769	$474,297	$349,815
Noninterest income	159,018	120,960	54,379	55,113	76,993	334,357	143,000
Total revenue	$321,556	$284,774	$202,324	$210,464	$225,762	$808,654	$492,815

Adjusted Total Revenue
Net interest income (TE)	$163,949	$165,178	$149,018	$156,454	$149,896	$478,145	$353,062
Noninterest income	159,018	120,960	54,379	55,113	76,993	334,357	143,000
Total revenue (TE)	322,967	286,138	203,397	211,567	226,889	812,502	496,062
Adjustment items:
(Gain) loss on securities	—	(14)	9	(1)	(4)	(5)	(139)
Loss (gain) on BOLI proceeds	(103)	(845)	—	752	(4,335)	(948)	(4,335)
Servicing right impairment (recovery)	412	7,989	22,165	366	(1,319)	30,566	141
Adjusted total revenue (TE)	$323,276	$293,268	$225,571	$212,684	$221,231	$842,115	$491,729

Efficiency ratio	47.80%	54.70%	68.23%	58.24%	85.35%	55.34%	70.89%
Adjusted efficiency ratio (TE)	47.34%	51.08%	59.87%	55.61%	57.25%	52.00%	55.70%

Tangible Book Value Per Share	Table 9C
	Three Months Ended					Nine Months Ended
	Sep	Jun	Mar	Dec	Sep	Sep	Sep
(dollars in thousands except per share data)	2020	2020	2020	2019	2019	2020	2019
Total shareholders' equity	$2,564,683	$2,460,130	$2,437,150	$2,469,582	$2,420,723	$2,564,683	$2,420,723
Less:
Goodwill	928,005	928,005	931,947	931,637	911,488	928,005	911,488
Other intangibles, net	76,164	80,354	85,955	91,586	97,328	76,164	97,328
Total tangible shareholders' equity	$1,560,514	$1,451,771	$1,419,248	$1,446,359	$1,411,907	$1,560,514	$1,411,907

Period end number of shares	69,490,546	69,461,968	69,441,274	69,503,833	69,593,833	69,490,546	69,593,833
Book value per share (period end)	$36.91	$35.42	$35.10	$35.53	$34.78	$36.91	$34.78
Tangible book value per share (period end)	$22.46	$20.90	$20.44	$20.81	$20.29	$22.46	$20.29

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Segment Reporting	Table 10
	Three Months Ended					Nine Months Ended
	Sep	Jun	Mar	Dec	Sep	Sep	Sep
(dollars in thousands)	2020	2020	2020	2019	2019	2020	2019
Banking Division
Net interest income	$119,562	$120,330	$118,375	$124,957	$124,262	$358,267	$294,056
Provision for credit losses	487	86,805	35,997	4,741	3,549	123,289	7,913
Noninterest income	15,265	14,468	17,773	18,632	21,173	47,506	50,373
Noninterest expense
Salaries and employee benefits	39,718	40,423	41,621	38,180	39,794	121,762	91,954
Occupancy and equipment expenses	11,955	11,679	10,347	10,216	10,750	33,981	25,065
Data processing and telecommunications expenses	9,716	8,919	10,797	10,156	9,551	29,432	24,778
Other noninterest expenses	21,517	27,997	30,645	23,176	87,059	80,159	126,743
Total noninterest expense	82,906	89,018	93,410	81,728	147,154	265,334	268,540
Income (loss) before income tax expense	51,434	(41,025)	6,741	57,120	(5,268)	17,150	67,976
Income tax expense (benefit)	13,453	(8,582)	275	15,412	(1,269)	5,146	16,197
Net income (loss)	$37,981	$(32,443)	$6,466	$41,708	$(3,999)	$12,004	$51,779

Retail Mortgage Division
Net interest income	$20,393	$24,302	$17,756	$18,223	$13,009	$62,451	$26,329
Provision for credit losses	15,051	423	1,997	1,237	1,490	17,471	2,235
Noninterest income	137,583	104,195	34,369	33,335	52,493	276,147	84,853
Noninterest expense
Salaries and employee benefits	53,500	50,003	31,097	28,233	34,144	134,600	54,237
Occupancy and equipment expenses	1,676	1,953	1,504	1,544	1,686	5,133	3,122
Data processing and telecommunications expenses	2,349	1,406	986	1,034	660	4,741	1,384
Other noninterest expenses	7,889	6,949	5,875	4,553	3,484	20,713	7,983
Total noninterest expense	65,414	60,311	39,462	35,364	39,974	165,187	66,726
Income before income tax expense	77,511	67,763	10,666	14,957	24,038	155,940	42,221
Income tax expense	16,112	14,231	2,408	3,371	5,048	32,751	8,831
Net income	$61,399	$53,532	$8,258	$11,586	$18,990	$123,189	$33,390

Warehouse Lending Division
Net interest income	$6,546	$5,026	$3,302	$3,771	$3,169	$14,874	$8,846
Provision for credit losses	495	403	(9)	67	—	889	—
Noninterest income	1,064	727	960	610	560	2,751	1,389
Noninterest expense
Salaries and employee benefits	266	209	210	325	286	685	609
Occupancy and equipment expenses	1	1	1	1	2	3	4
Data processing and telecommunications expenses	73	55	41	47	41	169	109
Other noninterest expenses	28	88	34	53	27	150	170
Total noninterest expense	368	353	286	426	356	1,007	892
Income before income tax expense	6,747	4,997	3,985	3,888	3,373	15,729	9,343
Income tax expense	1,431	1,049	837	816	708	3,317	1,962
Net income	$5,316	$3,948	$3,148	$3,072	$2,665	$12,412	$7,381

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Segment Reporting (continued)	Table 10
	Three Months Ended					Nine Months Ended
	Sep	Jun	Mar	Dec	Sep	Sep	Sep
(dollars in thousands)	2020	2020	2020	2019	2019	2020	2019
SBA Division
Net interest income	$8,966	$7,034	$2,181	$2,190	$2,573	$18,181	$4,841
Provision for credit losses	4,297	2,322	(903)	150	(15)	5,716	394
Noninterest income	5,106	1,570	1,277	2,536	2,766	7,953	6,379
Noninterest expense
Salaries and employee benefits	1,572	2,612	1,476	1,336	1,985	5,660	3,447
Occupancy and equipment expenses	97	97	97	79	66	291	190
Data processing and telecommunications expenses	4	15	13	5	22	32	27
Other noninterest expenses	595	359	515	402	503	1,469	1,249
Total noninterest expense	2,268	3,083	2,101	1,822	2,576	7,452	4,913
Income before income tax expense	7,507	3,199	2,260	2,754	2,778	12,966	5,913
Income tax expense	1,577	671	475	578	584	2,723	1,242
Net income	$5,930	$2,528	$1,785	$2,176	$2,194	$10,243	$4,671

Premium Finance Division
Net interest income	$7,071	$7,122	$6,331	$6,210	$5,756	$20,524	$15,743
Provision for credit losses	(2,648)	(1,792)	3,965	(502)	965	(475)	3,523
Noninterest income	—	—	—	—	1	—	6
Noninterest expense
Salaries and employee benefits	1,642	1,921	1,542	1,568	1,424	5,105	4,049
Occupancy and equipment expenses	76	77	79	79	135	232	296
Data processing and telecommunications expenses	84	119	117	120	98	320	853
Other noninterest expenses	934	886	1,056	1,457	980	2,876	3,104
Total noninterest expense	2,736	3,003	2,794	3,224	2,637	8,533	8,302
Income (loss) before income tax expense	6,983	5,911	(428)	3,488	2,155	12,466	3,924
Income tax expense (benefit)	1,464	1,240	(93)	782	621	2,611	952
Net income (loss)	$5,519	$4,671	$(335)	$2,706	$1,534	$9,855	$2,972

Total Consolidated
Net interest income	$162,538	$163,814	$147,945	$155,351	$148,769	$474,297	$349,815
Provision for credit losses	17,682	88,161	41,047	5,693	5,989	146,890	14,065
Noninterest income	159,018	120,960	54,379	55,113	76,993	334,357	143,000
Noninterest expense
Salaries and employee benefits	96,698	95,168	75,946	69,642	77,633	267,812	154,296
Occupancy and equipment expenses	13,805	13,807	12,028	11,919	12,639	39,640	28,677
Data processing and telecommunications expenses	12,226	10,514	11,954	11,362	10,372	34,694	27,151
Other noninterest expenses	30,963	36,279	38,125	29,641	92,053	105,367	139,249
Total noninterest expense	153,692	155,768	138,053	122,564	192,697	447,513	349,373
Income before income tax expense	150,182	40,845	23,224	82,207	27,076	214,251	129,377
Income tax expense	34,037	8,609	3,902	20,959	5,692	46,548	29,184
Net income	$116,145	$32,236	$19,322	$61,248	$21,384	$167,703	$100,193

CONTACT: Nicole S. Stokes, Chief Financial Officer, (404) 240-1514